ACCESS INTEGRATED TECHNOLOGIES TO ACQUIRE BOEING DIGITAL CINEMA ASSETS

           - TRANSACTION SOLIDIFIES ACCESSIT'S LEADING POSITION IN THE
                       EMERGING DIGITAL CINEMA INDUSTRY -

         - BOEING AND ACCESSIT ENTER INTO AGREEMENT FOR DATA SERVICES -


MORRISTOWN, N.J. - March 30, 2004 - Access Integrated Technologies, Inc. ("AccessIT") (AMEX:AIX) has acquired the assets of Boeing Digital Cinema, a business unit of Boeing Integrated Defense Systems (IDS), a unit of The Boeing Company (NYSE:BA).

Under the agreement, ACCESSIT will acquire Boeing Digital Cinema's installed base of digital projection systems located in cinemas throughout the United States, digital projectors, spares, and associated content servers and satellite transmission equipment. In addition, Boeing and AccessIT have reached agreement for AccessIT to provide for the utilization of its data services. Additional details were not disclosed.

"If there were any questions about ACCESSIT's position as the leading technology service provider for the digital cinema industry, this acquisition should put those to rest," commented Bud Mayo, Chief Executive Officer of ACCESSIT. He continued; "Boeing's in-theatre projection systems will allow us to service our distribution customers immediately as a proof-of-concept while we await a larger rollout of 2K systems later this year."

The digital cinema technology involves the delivery and exhibition of pre-recorded entertainment content from the content owner, such as a major motion picture studio, to local movie theatres in digital form, eliminating physical film. This technology offers many advantages over traditional or analog celluloid film. It provides vastly superior visual and audio quality and importantly, eliminates the inefficient and time-consuming printing and distribution of bulky film prints.

Digital cinema requires the seamless integration of many complex technologies including projection, content management and storage, and secure distribution -- elements that, only recently, have been brought together by ACCESSIT and its subsidiaries, Hollywood Software, Access Digital Media and Core Technology Services.

ACCESSIT's end-to-end solution ranges from distribution scheduling where film release schedules and distribution instructions are determined to digital master storage in one of ACCESSIT's carrier-grade data centers, through to managed, secure delivery via satellite and fiber technology to a digitally enabled cinema.

Russell Wintner, President and COO of Access Digital Media the AccessIT subsidiary which will utilize the Boeing assets to complement its robust digital delivery platform added, "With this installed base of cinema projectors and related hardware, ACCESSIT now possesses the first truly end-to-end digital cinema solution, one that is capable of seamlessly scheduling, storing, delivering, and exhibiting full-length digital entertainment content."

Dr. Ron Maehl, Vice President of Network Enabled Solutions for The Boeing Company, stated, "Boeing has long been an early supporter of digital cinema and is pleased to transition its industry-leading technology to AccessIT, an organization that clearly sees the future and the potential this technology offers. With these digital cinema assets, AccessIT's system is the first-of-its-kind and one that can seamlessly support this emerging market place."

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an early mover in offering a fully managed storage and delivery service for owners and distributors of digital content. Supported by its robust platform of fail-safe Internet data centers (ACCESSCOLOCENTERSSM), ACCESSIT is able to leverage the market-leading role of its Hollywood Software subsidiary with the innovative digital delivery capabilities of its ACCESS Digital Media (ACCESSDM) unit to provide the highest level of technology available to service the emerging digital cinema industry.

A unit of The Boeing Company, Integrated Defense Systems is one of the world's largest space and defense businesses. Headquartered in St. Louis, Boeing Integrated Defense Systems is a $27 billion business. It provides systems solutions to its global military, government and commercial customers. It is a leading provider of intelligence, surveillance and reconnaissance; the world's largest military aircraft manufacturer; the world's largest satellite manufacturer and a leading provider of space-based communications; the primary systems integrator for U.S. missile defense; NASA's largest contractor; and a global leader in launch services. For more information, visit http://www.boeing.com/ids/flash.html.


SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, are "forward-looking" statements within the meaning of the Private Securities
Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT has no specific intention to update these statements.

                                           # # #

Contact:

Bud Mayo                                  Michael Glickman
ACCESSIT                                  The Dilenschneider Group
973.290.0080                              212.922.0900
WWW.ACCESSITX.COM

Russell J. Wintner                        Fernando Vivanco
President, Chief Operating Officer        The Boeing Company
ACCESSDM                                  Fernando.vivanco@boeing.com
323.957.3189                              562-797-4582
rwintner@accessdmx.com